UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 14, 2013

MICHAELS STORES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-09338 (Commission File Number)	75-1943604 (IRS Employer Identification No.)

8000 Bent Branch Drive

Irving, Texas  75063

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 409-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

On February 14, 2013, Michaels Stores, Inc. (the “Company”) announced that it had entered into an agreement (the Agreement”) with Carl “Chuck” Rubin to become the new Chief Executive Officer of the Company.  Mr. Rubin will commence his employment with the Company no later than March 18, 2013 and will additionally be appointed a director of the Company effective his start date.  In order to provide for a smooth transition, beginning on February 25, 2013 and up to his start date, Mr. Rubin will serve as a consultant to the Company.  Mr. Rubin will receive compensation in the amount of $21,153 per week during this transition period.

Prior to joining the Company, Mr. Rubin (age 53) served as President and Chief Executive Officer of Ulta Salon, Cosmetics & Fragrance, Inc. since September 2010, and served as Chief Operating Officer from April 2010 to September 2010. Prior to joining Ulta, he served as President of the North American Retail division of Office Depot Inc. beginning in January 2006 and as Executive Vice President, Chief Marketing Officer and Chief Merchandising Officer of Office Depot from 2004 to January 2006. Prior to joining Office Depot, Mr. Rubin spent six years at Accenture Consulting in senior leadership roles including Partner, where he advised clients and led engagements across retail formats and ecommerce businesses. Prior to that, Mr. Rubin held a number of senior merchandising and general management positions in the specialty retail and department store industry including with Federated Department Stores. He was a member of the executive committee of the board of directors of The National Retail Federation from January 2007 to April 2010.  Mr. Rubin holds a B.A. degree from Brandeis University.

Pursuant to the Agreement, Mr. Rubin will receive a base annual salary of $1,100,000, subject to increase by the Board of Directors of the Company (the “Board”).  Mr. Rubin will be eligible to earn an annual incentive bonus at a target of 100% of his annual base salary, and a maximum bonus potential of 200% of base salary, based on performance criteria established by the Board for each fiscal year during his employment.  Mr. Rubin may also be entitled to an inducement bonus to compensate him for any unpaid annual incentive compensation for the completed 2012 fiscal year at Ulta.  Mr. Rubin will receive no additional compensation for his service as a director of the Company.

On or promptly after the commencement of his employment, Mr. Rubin will also receive an option to purchase 1,250,000 shares of Company common stock with an exercise price equal to or greater than fair market value on the date of grant. The option will vest pro rata on each of the first five anniversaries of the date of grant.   Mr. Rubin also will receive a restricted stock grant of 200,000 shares of Company common stock and an additional grant for a number of shares of restricted stock equal to (a) the excess of the per share fair market value on the date of his option grants over $25.69 per share, multiplied by (b) 21,357. With respect to each restricted stock grant, the shares will vest pro rata on the first through fifth anniversaries of the date of grant.  Mr. Rubin will additionally have the opportunity to purchase up to $3,000,000 of Company common stock at fair market value for up to 60 days following the effective date of his employment.

Due to the timing of Mr. Rubin’s joining the Company and typical trading window restrictions at his present employer, pursuant to the Agreement, the Company has agreed to make Mr. Rubin whole for a period of 90 days (to be extended for any blackout period Mr. Rubin is subject to) after Mr. Rubin’s effective resignation date with Ulta, for any decline in the price of Ulta stock realized upon sale of up to 130,000 shares of Ulta stock held by him below an agreed threshold.  Any payments to Mr. Rubin for such price protection, are subject to claw back in the event that within two years Mr. Rubin voluntarily terminates his employment or is terminated for cause.

Pursuant to the Agreement, if Mr. Rubin’s employment is terminated by the Company without cause or by Mr. Rubin for good reason, then, for the two year period following the date of termination, he would be entitled to receive a severance benefit equal to (i) his base salary at the rate in effect on the date of termination, (ii) the amount of his annual target bonus for the year of termination and (iii) continued medical benefits.

No arrangement or understanding exists between Mr. Rubin and any other person pursuant to which Mr. Rubin was selected as an officer or director of the Company.

There is no family relationship between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company and Mr. Rubin.  In addition, except for execution of the Agreement, since the beginning of the Company’s last fiscal year, there has been no transaction (or series of transactions), and there is no currently proposed transaction (or series of transactions), to which the Company was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Rubin or any member of his immediate family had or will have a direct or indirect material interest.

As previously disclosed, the Board established an interim Office of the Chief Executive Officer (the “CEO Office”) comprised of Charles M. Sonsteby and Lewis S. Klessel, and temporarily transferred the responsibilities of the Company’s principal executive officer to the CEO Office.  The CEO Office will discontinue, effective Mr. Rubin’s start date.  Effective the same date, Mr. Klessel will additionally resign from his position as interim Chief Operating Officer of the Company and will maintain his position as a member of the Board.   Mr. Sonsteby will continue in his role as the Company’s Chief Administrative Officer and Chief Financial Officer.

On February 14, 2013, the Company issued a press release relating to the above matters. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number	Description
99.1	Press release of Michaels Stores, Inc. dated February 14, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICHAELS STORES, INC.

By:	/s/ Michael J. Veitenheimer
Michael J. Veitenheimer
Senior Vice President, Secretary
and General Counsel

Date: February 21, 2013

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release of Michaels Stores, Inc. dated February 14, 2013.